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                               BROWN & WOOD LLP

                            ONE WORLD TRADE CENTER
                         NEW YORK, NEW YORK 10048-0557

                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599

                                                          May 26, 1999

Merrill Lynch Capital Fund, Inc.
800 Scudders Mill Road
Plainsboro, NJ 08536

Ladies and Gentlemen:

        This opinion is being furnished in connection with the registration by Merrill Lynch Capital Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Fund"), of an indefinite number of shares of common stock, designated Class A, Class B, Class C and Class D, par value $0.10 per share, of the Fund (the "Shares") under the Securities Act of 1933, as amended, which registration is being effected pursuant to a registration statement on Form N1A (File No. 2-49007), as amended (the "Registration Statement").

        As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended, the By-Laws of the Fund, as amended, and such other documents as we have deemed relevant to the matters referred to in this opinion.

        Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock, except that Shareholders of the Trust may under certain circumstances be held personally liable for the Trust's obligations.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and Statement of Additional Information constituting parts thereof.


                                                          Very truly yours,
                                                        /s/ Brown & Wood LLP